UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 30, 2014

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On June 30, 2014, Cross Country Healthcare, Inc. (the “Company”) completed its previously announced acquisition of substantially all of the assets of Medical Staffing Network (“MSN”) and the assumption of substantially all of the liabilities of MSN, pursuant to the terms of an Asset Purchase Agreement, dated June 2, 2014 (the “Purchase Agreement”), between the Company and MSN (the “Acquisition”). The matters described herein relate to the closing of the Acquisition and the financing thereof.
 Item 1.01                 Entry into a Material Definitive Agreement.
Amendment to Senior Credit Facility
On June 30, 2014, the Company and certain of its subsidiaries, as borrowers, entered into a third amendment (the “Amendment”) to the Company’s existing first lien loan and security agreement dated as of January 9, 2013 (the “First Lien Loan Agreement”) with Bank of America, N.A., as agent, in order to, among other things, increase the Company’s borrowing capacity under the First Lien Loan Agreement and to consent to the consummation of the Acquisition and the incurrence by the Company of the indebtedness contemplated pursuant to the Second Lien Term Loan Agreement and the Note Purchase Agreement (as described below).
The Amendment provides for, among other things, increasing the revolving credit facility under the First Lien Loan Agreement from $65 million to $85 million and increasing the letter of credit subline under the First Lien Loan Agreement from $20 million to $35 million. In addition, the termination date of the revolving credit facility under the First Lien Loan Agreement has been extended to June 30, 2017.
The Company used the increased availability under the letter of credit subline to collateralize certain insurance obligations related to the Acquisition. The revolving credit facility and letter of credit subline will be used to provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries.
This summary description of the material terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Second Lien Term Loan
Also in connection with the Acquisition, on June 30, 2014, the Company entered into a second lien loan and security agreement (the “Second Lien Term Loan Agreement”), by and among the Company, as borrower, certain of its domestic subsidiaries, as guarantors, and BSP Agency, LLC, as agent.
The Second Lien Term Loan Agreement provides for a five-year senior secured term loan facility in an aggregate principal amount of $30 million (the “Second Lien Term Loan Facility,” and the loans thereunder, the “Second Lien Term Loans”). The proceeds from the Second Lien Term Loan Facility were used by the Company to pay a portion of the consideration paid in the Acquisition and related fees and expenses.
Amounts borrowed under the Second Lien Term Loan Facility that are repaid or prepaid may not be re-borrowed. The Second Lien Term Loans bear interest at a rate equal to adjusted LIBOR (defined as the 3-month London interbank offered rate for U.S. dollars, adjusted for customary Eurodollar reserve requirements, if any, and subject to a floor of 1.00%) plus 6.50%. The interest rate will increase by 200 basis points if an event of default exists under the Second Lien Term Loan Agreement.
The Company may, at its option, elect to prepay the Second Lien Term Loans on or before June 30, 2015, subject to the payment of a prepayment premium in an amount equal to (i) the amount of the principal amount of the Second Lien Term Loans being repaid, plus (ii) the accrued but unpaid interest on the principal amount so prepaid, if any, to the date of the prepayment, plus (iii) any associated administrative amounts or charges owed to the lenders as a result of the redeployment of funds or fees payable to terminate matching deposits, plus (iv) a “make whole” amount equal to the excess, if any, of (a) the present value at the prepayment date of (1) 103% of the aggregate principal amount of the Second Lien Term Loans then being prepaid, plus (2) all remaining scheduled interest payments due on the principal amount of such Second Lien Term Loans being prepaid through June 30, 2015 (excluding accrued but unpaid interest to the date of such prepayment), computed using a discount rate equal to the treasury rate as of such prepayment date plus 50 basis points over (b) the outstanding principal amount of such Second Lien Term Loans being prepaid. The Company may, at its option at any time after June 30, 2015, prepay the Second Lien Term Loans in whole or in part at the redemption prices set forth therein, which range from 103% of the principal amount thereof for prepayments during the period July 1, 2015 through June 30, 2016, 102% of the principal amount thereof for prepayments during the period July 1, 2016 through June 30, 2017, and 100% of the principal amount thereof for prepayments after such date. If the Company completes a public offering on or prior to November 27, 2014, however, the Company may apply the proceeds of such qualified public offering to prepay the Term Loans (plus accrued and unpaid interest thereon), in whole but not in part, without premium or penalty.
Subject to certain exceptions, the Term Loans are required to be prepaid with: (a) 50% of excess cash flow (as defined in the Second Lien Term Loan Agreement) above $5 million for each fiscal year of the Company (commencing with the fiscal year ending December 31, 2015), provided that voluntary prepayments of the Term Loans made during such fiscal year will reduce the amount of excess cash flow prepayments required for such fiscal year on a dollar-for-dollar basis; (b) 100% of the net cash proceeds of all asset sales or other dispositions of property by the Company and its subsidiaries (including casualty insurance and condemnation proceeds, but with exceptions for ordinary course dispositions, obsolete or worn-out property, property no longer useful in the business) in excess of a defined threshold and subject to the right of the Company to reinvest such proceeds within 12 months; (c) 100% of the net cash proceeds of issuances of debt offerings of the Company and its subsidiaries (except the net cash proceeds of any permitted debt); and (d) 50% of the net cash proceeds of equity offerings of the Company.
The Second Lien Term Loan Agreement contains customary representations, warranties, and affirmative covenants. Among other things, the agreement also includes a financial covenant limiting the Company’s maximum “debt” to “EBITDA” (each, as defined therein) ratio to no greater than 4.50:1.00, subject to customary equity cure rights. The financial covenant will be tested quarterly, commencing with the quarter ended June 30, 2015 and each quarter thereafter for so long as any Term Loans are outstanding. The agreement also contains customary negative covenants; including covenants with respect to, among other things, (i) indebtedness, (ii) liens, (iii) investments, (iv) fundamental corporate changes, (v) dispositions, (vi) dividend, distributions and other restricted payments, (vii) transactions with affiliates and (viii) restrictive agreements.  The agreement contains customary events of default, such as payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency, the occurrence of a defined change in control and the failure to observe covenants or conditions under the Term Loan Facility documents.
The Company’s obligations under the Loan Agreement are guaranteed by all material domestic subsidiaries of the Company (“Subsidiary Guarantors”).   As collateral security for their obligations under the Second Lien Term Loan Agreement and guarantees thereof, the Company and the Subsidiary Guarantors have granted a second-priority security interest in substantially all their tangible and intangible assets.
This summary description of the material terms of the Second Lien Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Lien Term Loan Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Private Placement of Convertible Notes
Also in connection with the Acquisition, on June 30, 2014, the Company and certain of its domestic subsidiaries entered into a convertible note purchase agreement (the “Note Purchase Agreement”), with Benefit Street Partners L.L.C. (“BSP”) and certain other note holders identified therein (collectively, the “Noteholders”). Pursuant to the Note Purchase Agreement, the Company sold to the Noteholders an aggregate of $25 million of convertible senior notes (the “Convertible Notes”).
The Convertible Notes are convertible at the option of the holders thereof into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an initial conversion price of $7.10 per share, subject to adjustment pursuant to customary weighted average anti-dilution provisions. The Convertible Notes bear interest at a rate of 8.00% per annum, payable in quarterly cash installments; provided, however, that, at the Company’s option, up to 4.00% of the interest payable may be “paid-in-kind” through a quarterly addition of such “paid-in-kind” interest amount to the principal amount of the Convertible Notes. The Convertible Notes will mature on June 30, 2020, unless earlier repurchased, redeemed or converted. Subject to certain exceptions, the Company is not permitted to redeem the Convertible Notes until June 30, 2017. If the Company redeems the Convertible Notes on or after June 30, 2017, the Company is required to pay a premium equal to the greater of (i) the sum of (a) the amount of principal of the Convertible Notes redeemed, plus (b) the accrued but unpaid interests on the principal amount so redeemed to the date of the redemption, plus (c) 15% of the amount of principal of the Convertible Notes redeemed and (ii) the sum of (x) the average thirty day volume-weighted average price per share of Common Stock multiplied by the number of shares of Common Stock that the redeemed Convertible Notes are then convertible into and (y) the accrued but unpaid interest on the Convertible Notes.

If the Convertible Notes are redeemed prior to June 30, 2017, the Company is required to pay a premium equal to the greater of (i) the sum of (a) the amount of principal of the Convertible Notes redeemed, plus (b) the accrued but unpaid interests on the principal amount so redeemed to the date of the redemption, plus (c) a “make whole” amount (described below) and (ii) the sum of (x) the average thirty day volume-weighted average price per share of Common Stock multiplied by the number of shares of Common Stock that the redeemed Convertible Notes are then convertible into and (y) the accrued but unpaid interest on the Convertible Notes. The “make whole” amount is equal to the excess, if any, of (1) the present value at the date of redemption of (A) 115% of the principal amount of the Convertible Notes redeemed, plus (B) all remaining scheduled interest due on the principal amount of the notes being redeemed through June 30, 2017 computed using a discount rate equal to the treasury rate as of the date of redemption plus 50 basis points over (2) the outstanding principal amount of the Convertible Notes then redeemed.
The Company has granted the Noteholders preemptive rights with respect to future equity issuances by the Company, subject to customary exceptions. The proceeds of the Convertible Notes were used by the Company to pay a portion of the consideration paid in the Acquisition and related fees and expenses.
This summary description of the issuance and sale of the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is attached as Exhibits 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
Registration Rights Agreement
In connection with the placement of the Convertible Notes, on June 30, 2014, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Noteholders, which sets forth the rights of the Noteholders to have the shares of Common Stock issuable upon conversion of the Convertible Notes registered with the Securities and Exchange Commission (the “SEC”) for public resale under the Securities Act of 1933, as amended. Pursuant to the Registration Rights Agreements, the Company is required to file a registration statement with the SEC (the “Initial Registration Statement”) on or prior to January 2, 2015, registering the shares of Common Stock issuable upon conversion of the Convertible Notes. The Company is required to use its reasonable best efforts to have the Initial Registration Statement declared effective as promptly as possible following the filing thereof and, in any event, by no later than by March 31, 2015. In addition, the agreement gives the Noteholders the ability to exercise certain piggyback registration rights in connection with registered offerings by the Company.
This summary description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.
 Item 2.01                 Completion of Acquisition or Disposition of Assets.
As previously announced, pursuant to the terms of the Purchase Agreement, on June 30, 2014, the Company completed the acquisition of substantially all of the assets of MSN and certain liabilities of MSN. The total purchase price will be up to $48.1 million, subject to a final net working capital adjustment. Cross Country funded $45.6 million at closing, net of cash acquired. An additional $2.5 million was deferred and is due to the seller in 21 months, less any COBRA expenses incurred by Cross Country on behalf of former MSN employees over that period.
As permitted by the terms of the Purchase Agreement, the sellers thereunder elected (the “Sellers COBRA Election”) to have their obligation to provide continued medical coverage pursuant to their group health plans to all current or former employees thereof (“COBRA Employees”) with respect to any “qualifying event” (within the meaning of COBRA) incurred on or prior to the closing of the Acquisition assumed by the Company in exchange for deferring $2.50 million of the purchase price. On March 30, 2016, the Company will pay to the sellers the difference between (A) $2.50 million and (B)(1) the direct out-of-pocket liabilities actually paid by the Company on account of the claims of the COBRA Employees, minus (2) any premiums for coverage paid to the Company by such COBRA Employees. The amount paid by the Company to the sellers will not exceed $2.50 million.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full terms and provisions of the Purchase Agreement that was previously filed as an exhibit to the Company’s Current Report on Form 8-K dated June 3, 2014.
 Item 2.03                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 3.02                 Unregistered Sale of Equity Securities.
The information set forth under the heading “Private Placement of Convertible Notes” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety.
The Convertible Notes are being offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The shares of Common Stock to be issued upon conversion of the Convertible Notes have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.
 Item 8.01                 Other Events.
Incorporated by reference is a press release issued by the Company on June 30, 2014 announcing the completion of the Acquisition, which is attached hereto as Exhibit 99.1. This information is being furnished under Item 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.
Item 9.01                 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
The required financial statements with respect to the Acquisition will be filed no later than 71 days after the required filing date of this Current Report on Form 8-K.
(b) Pro forma financial information.
The required pro forma financial information of the Company, taking into account the Acquisition, will be filed no later than 71 days after the required filing date of this Current Report on Form 8-K.
(d) Exhibits

Exhibit	Description
10.1
Consent, Waiver and Third Amendment to Loan and Security Agreement, dated June 30, 2014, by and among the Company, the subsidiaries of the Company party thereto, the lenders party thereto, and Bank of America, N.A., as agent.

10.2	Second Lien Term Loan Agreement, dated June 30, 2014, by and among the Company, the subsidiaries of the Company party thereto, the lenders party thereto, and BSP Agency LLC, as agent.*
10.3	Convertible Note Purchase Agreement, dated June 30, 2014, by and among the Company, the subsidiaries of the Company party thereto, and the noteholders party thereto.*
10.4	Registration Rights Agreement, dated June 30, 2014, by and among the Company and the noteholders party thereto.
10.5	Asset Purchase Agreement, dated June 2, 2014, between Cross Country Healthcare, Inc., as Buyer, and Medical Staffing Network, as Seller.**
99.1	Press Release issued by the Company on June 30, 2014.

* Certain exhibits and schedules to the Second Lien Term Loan Agreement and the Convertible Note Purchase Agreement have been omitted and the Registrant agrees to furnish to the SEC a copy of any omitted schedules and exhibits upon request.

** Previously filed as an exhibit to the Company’s Form 8-K dated June 3, 2014, and incorporated by reference herein.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Date: July 2, 2014	By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer